Exhibit 99.1

              aQuantive Announces Third Quarter Results


    SEATTLE--(BUSINESS WIRE)--Nov. 2, 2006--aQuantive, Inc. (NASDAQ:
AQNT), a digital marketing company, today reported financial results for the third quarter ended September 30, 2006.

    2006 third quarter results were:

    -- Revenue of $111.0 million, an increase of 41 percent over the third quarter of 2005.

    -- Net income of $13.6 million, or $0.16 per diluted share. Net income before stock-based compensation(1) was $16.3 million, an increase of 73 percent over the third quarter of 2005.

    -- Adjusted EBITDA(2) of $30.8 million, an increase of 51 percent over the third quarter of 2005.

    Brian McAndrews, president and CEO of aQuantive commented, "The market for interactive marketing service and technology is robust. aQuantive achieved strong year-over-year growth domestically and internationally. With the investments we continue to make in technology, recruiting and training, sales and international expansion, we anticipate continued strong growth in the fourth quarter and 2007."

    aQuantive operates three business segments. Unallocated corporate expenses, including amounts recorded for stock-based compensation expense, are centrally managed at the corporate level and are not included in the segment details. Segment information is as follows:

    Digital Marketing Services

    aQuantive's digital marketing services (DMS) segment recorded revenue of $67.7 million in the third quarter of 2006, compared to revenue of $48.5 million in the third quarter of 2005. Operating income was $14.3 million in the third quarter of 2006, compared to $8.9 million in the third quarter of 2005.

    During the third quarter, Avenue A | Razorfish acquired two interactive agencies in international markets, Amnesia in Australia and NEUE DIGITALE in Germany, followed by the fourth quarter acquisition of e-Crusade in Hong Kong and Shanghai.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies (DMT) segment recorded revenue of $29.9 million in the third quarter of 2006, compared to revenue of $23.5 million in the third quarter of 2005. Operating income was $12.2 million in the third quarter of 2006, compared to $10.6 million in the third quarter of 2005.

    Digital Performance Media

    aQuantive's digital performance media (DPM) segment recorded revenue of $13.4 million in the third quarter of 2006, compared to revenue of $6.8 million in the third quarter of 2005. Operating income was $2.7 million for the third quarter of 2006, compared to $1.0 million in the third quarter of 2005.

    Full Year 2006 Financial Guidance

    The Company will provide guidance for revenue, net income, net income before stock-based compensation(1) and adjusted EBITDA(2). Stock-based compensation expense is expected to have a significant impact on our net income and earnings per diluted share, as noted below. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in valuing these options and other factors.

    Accordingly, the Company reiterates its anticipation of full-year 2006 results as follows:

    --  Revenue of $420 - $430 million

    --  Net income of $0.54 - $0.58 per diluted share

    -- Net income before stock-based compensation of $0.67 - $0.71 per diluted share

    --  Adjusted EBITDA of $1.28 - $1.33 per diluted share

    (1) Net income before stock-based compensation (i.e. net income before the after tax-impact of stock-based compensation expense) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

    (2) Adjusted EBITDA (i.e. earnings before interest expense, net interest and other income, income tax, depreciation, amortization and stock-based compensation) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

    Third Quarter 2006 Conference Call/Webcast Today at 1:30 p.m.
PST/4:30 p.m. EST

    aQuantive, Inc. will host a conference call and webcast to discuss third quarter 2006 financial results today at 1:30 p.m. PST/4:30 p.m. EST. The conference call will be webcast from the Investor Relations section of the Company's Web site at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc., is a global digital marketing company, founded in 1997 to help marketers acquire, retain and grow customers across all digital media. It is the parent company of Avenue A | Razorfish, the largest interactive agency in the U.S., and four international agencies, DNA, Amnesia, NEUE DIGITALE and e-Crusade; Atlas, a provider of integrated digital marketing technologies and expertise; and DRIVEpm, MediaBrokers and Franchise Gator, performance media and behavioral targeting businesses. Through its business units, aQuantive is positioned to bring value to any interaction in the digital marketplace. Its stock (ticker symbol: AQNT) is listed on the NASDAQ exchange. aQuantive's website address is www.aquantive.com.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "forecasts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the full year 2006, including expected stock-based compensation expense for those periods. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, potential deterioration or slower-than-expected development of the Internet advertising market either domestically or in international markets, quarterly fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, risks relating to international operations, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its annual report on Form 10-K for the year ended December 31, 2005, as supplemented in its quarterly report on Form 10-Q for the quarter ended June 30, 2006, both filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

    NOTE TO EDITORS: There is a pipe symbol in the company name between Avenue A and Razorfish. This symbol may not appear properly in some systems.


                           aQuantive, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (unaudited)


                                            September 30, December 31,
                                                 2006         2005
                                            --------------------------
                  Assets

Current assets:
   Cash, cash equivalents, and short-term
          investments                       $    324,022     $112,351
   Accounts receivable, net of allowances        196,120      160,370
   Other receivables                                 836          968
   Prepaid expenses and other current
    assets                                         5,413        2,108
   Deferred tax asset                              5,009        5,416
                                            ------------- ------------
Total current assets                             531,400      281,213

Property and equipment, net                       31,844       27,370
Goodwill and other intangible assets, net        236,829      173,153
Long-term investments                              8,977            -
Other assets and deferred financing costs,
 net                                               2,682        3,169
Deferred tax asset, net                           15,015       23,755

                                            ------------- ------------
Total assets                                $    826,747     $508,660
                                            ============= ============



   Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued liabilities $    166,939     $133,303
   Pre-billed media                               30,039       18,254
   Deferred revenue                               11,456       14,310
   Deferred rent                                     880          670
                                            ------------- ------------
Total current liabilities                        209,314      166,537

Notes payable                                     80,000       80,000
Other long-term liabilities                        5,279        5,183

                                            ------------- ------------
Total liabilities                                294,593      251,720
                                            ------------- ------------

Shareholders' equity:
   Common stock                                      773          665
   Paid-in capital                               509,500      269,382
   Retained earnings (accumulated deficit)                          -
        and other comprehensive income            21,881      (13,107)
                                            ------------- ------------
Total shareholders' equity                       532,154      256,940

                                            ------------- ------------
Total liabilities and shareholders' equity  $    826,747     $508,660
                                            ============= ============


                           aQuantive, Inc.
            Condensed Consolidated Statement of Operations
                (in thousands, except per share data)
                             (unaudited)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                   2006      2005      2006      2005
                               --------- --------- --------- ---------

Revenue                        $110,981  $ 78,762  $308,795  $220,948

Costs and expenses:
 Cost of revenue                 18,266    10,218    46,902    27,486
 Client support                  48,194    34,717   141,246   100,836
 Product development              4,423     2,482    11,711     6,615
 Sales and marketing              6,471     4,687    20,442    12,055
 General and administrative       9,986     8,047    29,532    25,749
 Amortization of intangible
  assets                          2,466     1,803     6,651     5,409
 Client reimbursed expenses       1,582     1,103     3,692     2,740
                               --------- --------- --------- ---------
     Total costs and expenses    91,388    63,057   260,176   180,890
                               --------- --------- --------- ---------
Income from operations           19,593    15,705    48,619    40,058

Interest and other income, net    4,170       495     9,616     1,022
Interest expense                    634       580     1,798     1,753
                               --------- --------- --------- ---------

Income before provision for
 income taxes                    23,129    15,620    56,437    39,327

Provision for income taxes        9,561     6,183    22,916    15,720
                               --------- --------- --------- ---------

Net income                     $ 13,568  $  9,437  $ 33,521  $ 23,607
                               ========= ========= ========= =========

Basic net income per share     $   0.18  $   0.15  $   0.45  $   0.37
                               ========= ========= ========= =========
Diluted net income per share   $   0.16  $   0.13  $   0.41  $   0.33
                               ========= ========= ========= =========

Shares used in computing basic
 net income
 per share                       76,989    64,456    73,839    63,502
                               ========= ========= ========= =========
Shares used in computing
 diluted net income
 per share                       87,934    77,113    85,053    75,665
                               ========= ========= ========= =========

Supplemental Schedule of Adjusted EBITDA and Non-GAAP Estimates

The term adjusted EBITDA refers to a financial measure that is defined by us as earnings before net interest and other income, interest expense, income taxes, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure, and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.Management believes that adjusted EBITDA is a useful measure for analyzing operating results, and uses this non-GAAP financial measure to review past results and forecast future results. The following schedule reconciles adjusted EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.

                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
(in thousands, except per share
 data)                             2006       2005     2006      2005
                                 -------- --------- --------  --------
                                    (unaudited)        (unaudited)
Net income                       $13,568  $  9,437  $33,521   $23,607

Depreciation of property and
 equipment                         4,050     2,671   11,399     7,051
Stock-based employee
 compensation expense              4,480         -   14,105         -
Amortization of intangible
 assets                            2,658     2,015    7,227     6,045
Interest and other income, net    (4,170)     (495)  (9,616)   (1,022)
Interest expense                     634       580    1,798     1,753
Provision for income taxes         9,561     6,183   22,916    15,720

                                 -------- --------- --------  --------
Adjusted EBITDA                  $30,781  $ 20,391  $81,350   $53,154
                                 ======== ========= ========  ========

Adjusted EBITDA per basic share  $  0.40  $   0.32  $  1.10   $  0.84
                                 ======== ========= ========  ========
Adjusted EBITDA per diluted
 share                           $  0.35  $   0.26  $  0.96   $  0.70
                                 ======== ========= ========  ========


In our estimate of adjusted EBITDA for the full year 2006, we have excluded estimates for interest expense of approximately $2.4 million, net interest and other income of approximately $13.3 million, depreciation of approximately $15.3 million, amortization of intangible assets of approximately $9.6 million, stock-based compensation of approximately $18.9 million and income taxes at an effective tax rate of 40%.


We have presented information regarding net income before stock-based compensation for the quarter and nine months ended September 30, 2006.We provide this information because management believes that analyzing our operating results excluding the impact of stock-based compensation provides a valuable measure of our operating performance.We exclude stock-based compensation from our internal measurements of financial performance, although we consider the dilutive impact to our shareholders when awarding stock-based compensation.Stock-based compensation programs are an important component of our compensation structure.We expect to continue awarding stock-based compensation to employees, and including the impact of these awards in our operating results.The following table reconciles net income before stock-based compensation to net income on the company's consolidated statement of operations.

                                  Three Months Ended Nine Months Ended
                                   September 30,       September 30,
                                  ----------------   -----------------
(in thousands)                         2006                2006
                                  ----------------   -----------------
                                    (unaudited)         (unaudited)
Net income                        $        13,568    $         33,521

Stock-based employee compensation
 expense, net of tax                        2,733               8,604

                                  ----------------   -----------------
Net income before stock-based
 employee compensation            $        16,301    $         42,125
                                  ================   =================

We have also presented information regarding our current expectations for net income before stock-based employee compensation for the full year 2006. For the full year 2006, our calculation excludes the after tax impact of such compensation of approximately $11.3 million.


Supplemental Schedule of Segment Information

                             Digital        Digital        Digital
                            Marketing      Marketing      Performance
 (in thousands)             Services(1)  Technologies(2)   Media(3)
                          --------------------------------------------
                                          (unaudited)
                             Three Months Ended September 30, 2006
                          -------------------------------------------
 Revenue                  $     67,735 $         29,864 $     13,382

 Costs and expenses:
   Cost of revenue               2,224            8,671        7,035
   Client support               44,815                -        1,125
   Product development               -            4,049            -
   Sales and marketing           1,384            3,028        1,791
   General and
    administrative               3,445            1,880          710
   Amortization of
    intangible assets                -                -            -
   Client reimbursed
    expenses                     1,582                -            -
                          --------------------------------------------
 Total costs and expenses       53,450           17,628       10,661

                          --------------------------------------------
 Income from operations   $     14,285 $         12,236 $      2,721
                          ============================================

                             Three Months Ended September 30, 2005
                          -------------------------------------------
 Revenue                  $     48,495 $         23,514 $      6,753

 Costs and expenses:
   Cost of revenue                   -            5,756        4,250
   Client support               34,344                -          373
   Product development               -            2,482            -
   Sales and marketing           1,084            2,765          838
   General and
    administrative               3,113            1,888          320
   Amortization of
    intangible assets                -                -            -
   Client reimbursed
    expenses                     1,103                -            -
                          --------------------------------------------
 Total costs and expenses       39,644           12,891        5,781

                          --------------------------------------------
 Income from operations   $      8,851 $         10,623 $        972
                          ============================================

                                        Unallocated
                                          Corporate
 (in thousands)                          Expenses(4)        Total
                                     ---------------------------------
                                                (unaudited)
                                     Three Months Ended September 30,
                                                    2006
                                     ---------------------------------
 Revenue                              $             - $       110,981

 Costs and expenses:
   Cost of revenue                                336          18,266
   Client support                               2,254          48,194
   Product development                            374           4,423
   Sales and marketing                            268           6,471
   General and administrative                   3,951           9,986
   Amortization of intangible assets            2,466           2,466
   Client reimbursed expenses                       -           1,582
                                     ---------------------------------
 Total costs and expenses                       9,649          91,388

                                     ---------------------------------
 Income from operations               $        (9,649)$        19,593
                                     =================================

                                     Three Months Ended September 30,
                                                    2005
                                     ---------------------------------
 Revenue                              $             - $        78,762

 Costs and expenses:
   Cost of revenue                                212          10,218
   Client support                                   -          34,717
   Product development                              -           2,482
   Sales and marketing                              -           4,687
   General and administrative                   2,726           8,047
   Amortization of intangible assets            1,803           1,803
   Client reimbursed expenses                       -           1,103
                                     ---------------------------------
 Total costs and expenses                       4,741          63,057

                                     ---------------------------------
 Income from operations               $        (4,741)$        15,705
                                     =================================


                          Digital         Digital         Digital
                         Marketing       Marketing       Performance
      (in thousands)     Services(1)   Technologies(2)    Media(3)
                       ------------- ----------------- -------------
                                         (unaudited)
                            Nine Months Ended September 30, 2006
                       -----------------------------------------------
      Revenue           $   187,011  $         87,216  $     34,568

      Costs and
       expenses:
        Cost of revenue       4,205            23,333        18,358
        Client support      131,427                 -         2,806
        Product
         development              -            10,004             -
        Sales and
         marketing            4,370            10,580         4,473
        General and
         administrative       8,438             6,880         1,658
        Amortization of
         intangible
         assets                   -                 -             -
        Client
         reimbursed
         expenses             3,692                 -             -
                       ------------- ----------------- -------------
      Total costs and
       expenses             152,132            50,797        27,295

                       ------------- ----------------- -------------
      Income from
       operations       $    34,879  $         36,419  $      7,273
                       ============= ================= =============

                        Nine Months Ended September 30,
                                      2005
                       -----------------------------------------------
      Revenue           $   135,834  $         66,637  $     18,477

      Costs and
       expenses:
        Cost of revenue           -            15,752        11,138
        Client support       98,907                 -         1,929
        Product
         development              -             6,615             -
        Sales and
         marketing            3,259             7,368         1,428
        General and
         administrative      10,474             5,978           969
        Amortization of
         intangible
         assets                   -                 -             -
        Client
         reimbursed
         expenses             2,740                 -             -
                       ------------- ----------------- -------------
      Total costs and
       expenses             115,380            35,713        15,464

                       ------------- ----------------- -------------
      Income from
       operations       $    20,454  $         30,924  $      3,013
                       ============= ================= =============

                                          Unallocated
                                            Corporate
  (in thousands)                           Expenses(4)        Total
                                      ------------------- ------------
                                                (unaudited)
                                      Nine Months Ended September 30,
                                                    2006
                                      --------------------------------
  Revenue                               $              -  $   308,795

  Costs and expenses:
    Cost of revenue                                1,006       46,902
    Client support                                 7,013      141,246
    Product development                            1,707       11,711
    Sales and marketing                            1,019       20,442
    General and administrative                    12,556       29,532
    Amortization of intangible assets              6,651        6,651
    Client reimbursed expenses                         -        3,692
                                      ------------------- ------------
  Total costs and expenses                        29,952      260,176

                                      ------------------- ------------
  Income from operations                $        (29,952) $    48,619
                                      =================== ============


                                      --------------------------------
  Revenue                               $              -  $   220,948

  Costs and expenses:
    Cost of revenue                                  596       27,486
    Client support                                     -      100,836
    Product development                                -        6,615
    Sales and marketing                                -       12,055
    General and administrative                     8,328       25,749
    Amortization of intangible assets              5,409        5,409
    Client reimbursed expenses                         -        2,740
                                      ------------------- ------------
  Total costs and expenses                        14,333      180,890

                                      ------------------- ------------
  Income from operations                $        (14,333) $    40,058
                                      =================== ============

(1)Digital Marketing Services includes Avenue A / Razorfish and three international agencies.

(2)Digital Marketing Technologies includes Atlas.

(3)Digital Media includes DRIVEpm, MediaBrokers and Franchise Gator.

(4)For the three and nine months ended September 30, 2006, unallocated corporate expenses include stock-based compensation expense. This expense is not allocated to our segments, as it is centrally managed at the corporate level and not reviewed by our chief operating decision maker in evaluating results by segment. For the three and nine months ended September 30, 2005, there was no stock based compensation expense. For the three and nine months ended September 30, 2006, stock-based compensation expense was as follows:

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                 ------------------- -----------------
                                               2006              2006
                                 ------------------- -----------------
  Cost of Revenue                $              145  $            431
  Client Support                              2,254             7,013
  Product Development                           300             1,259
  Sales and Marketing                           268             1,019
  General and Administrative                  1,513             4,383
                                 ------------------- -----------------
  Total stock-based compensation
   expense                       $            4,480  $         14,105
                                 =================== =================

    CONTACT: aQuantive, Inc.
             Brynn Hoover, 206-816-8637
             brynn.hoover@aquantive.com